UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2013

Revolution Lighting Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-23590	59-3046866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

124 Floyd Smith Drive, Suite 300, Charlotte, North Carolina 28262

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 405-0416

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 8, 2013, Revolution Lighting Technologies, Inc. (“Revolution” or the “Company”), entered into an Investment Agreement (the “Investment Agreement”) with Great American Insurance Company (“Great American”) and Great American Life Insurance Company (“Great American Life” and together with Great American, the “Investors”), each a wholly-owned subsidiary of American Financial Group, Inc., and closed the transactions contemplated by the Investment Agreement. The Company issued to each Investor (i) 2,136,752 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and (ii) the right to receive an aggregate of up to an additional 1,250,000 shares of Common Stock in consideration of cash payments of $2.5 million each, for a total investment of $5 million (the “Investment”). The proceeds from the Investment are to be used for general corporate and working capital purposes.

Under the Investment Agreement, the Investors are entitled to receive up to an additional 1,250,000 shares of Common Stock (such number of shares is the maximum number issuable to both Investors in the aggregate) if the volume-weighted average price of a share of Common Stock as reported by Bloomberg Financial Markets for the 20 consecutive trading days ending on the last trading day prior to March 8, 2014 is less than $1.40.

In connection with the Investment, the Company agreed to grant the Investors certain tag-along registration rights with respect to the Common Stock issued to the Investors.

The Investment Agreement was unanimously approved by the Board of Directors of the Company.

The foregoing is a summary of the material terms of the Investment Agreement. Investors are encouraged to review the entire text of the Investment Agreement, a copy of which is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

On March 11, 2013, Revolution issued a press release announcing the closing of the Investment Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure under Item 1.01 is incorporated by reference in its entirety in this Item 3.02. All shares to be issued pursuant to the Investment Agreement were issued in a private placement and without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and Regulation D promulgated pursuant thereto (“Regulation D”).

In connection with the Investment, the Company has agreed to pay a third party finders’ fee equal to (i) $100,000 and (ii) 42,735 shares of Common Stock (such Common Stock is not part of the 4,273,504 shares issued to the Investors).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Investment Agreement, dated March 8, 2013, by and among Revolution Lighting Technologies, Inc., Great American Insurance Company and Great American Life Insurance Company.

99.1	Press Release dated March 11, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVOLUTION LIGHTING TECHNOLOGIES, INC.

Date: March 14, 2013	By:	/s/ Charles J. Schafer
Charles J. Schafer
Chief Financial Officer